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                                                                   Exhibit 23.02


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

        As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated November 7, 1996 on the Provider Segment of Magellan Health Services, Inc. included in Crescent Real Estate Equities Company's Form 8-K dated January 29, 1997, as amended by Form 8-K/A on July 2, 1997, and to all references to our Firm included in this Registration Statement.


                                        /s/ ARTHUR ANDERSEN LLP


Atlanta, Georgia
September 24, 1998